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                                                                      Exhibit 23




                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


We consent to the incorporation by reference in the registration statement of Dexter Corporation on Form S-8 (File No. 333-04081) of our report dated June 8, 1998, on our audits of the financial statements of The Dexter 401(K) Savings Plan as of December 31, 1997 and 1996 and for the years then ended, which report is included in this Form 11-K for the year ended December 31, 1997.




/s/ Coopers & Lybrand L.L.P.
COOPERS & LYBRAND L.L.P.

Springfield, Massachusetts
June 16, 1998